CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Advanced Financial, Inc.

We consent to the use of our reports incorporated herein by reference in the Registration Statement.



                                             /s/ KPMG PEAT MARWICK, LLP




Kansas City, Missouri
March 21, 1996